EXHIBIT 32

CERTIFICATE OF THE CHIEF EXECUTIVE AND
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Eliason Funding Corporation (the “Company”) on Form 10-QSB for the fiscal quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David J. Eliason and Lee Liermann, the Chief Executive Officer and Principal Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2006

/s/ David J. Eliason
David J. Eliason
Chief Executive Officer
/s/ Lee Liermann
Lee Liermann
Principal Financial Officer